Tractor Supply Company
Conflict Minerals Report
For the reporting period from January 1, 2013 to December 31, 2013

1.    Introduction

This Conflict Minerals Report (“CMR”) of Tractor Supply Company (“we,” “our,” and the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD under the Securities Exchange Act of 1934 (collectively, “Rule 13p-1”) for the reporting period January 1, 2013 to December 31, 2013. The purpose of this Conflict Minerals Report is to describe the measures the Company has taken to exercise due diligence on the source and chain of custody of any gold, tantalum, tin and tungsten (the “3TG Minerals”) in its products.

2.    Product Description

This CMR relates to products: (i) for which 3TG Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2013. These products, which are referred to in this CMR collectively as the “Covered Products,” are the following:

•	Equine, livestock, pet and small animal products, including items necessary for their health, care, growth and containment;

•	Hardware, truck, towing and tool products;

•	Seasonal products, including lawn and garden items, power equipment, gifts and toys;

•	Work/recreational clothing and footwear; and

•	Maintenance products for agricultural and rural use.

We requested each of our upstream suppliers with respect to the Covered Products to use the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (EICC-GeSI Template) to identify the smelters and refiners (SORs) it used with respect to its 3TG Minerals and associated countries of origin. Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable by the Company, the facilities that were used to process the 3TG Minerals contained in the Covered Products included the SORs listed below:

SOR / Facility NameConflict-Free Status	Conflict-Free Status [1]
Gold
Aida Chemical Industries Co. Ltd.	Unknown
Allgemeine Gold- und Silberscheideanstalt A.G.	CFSP[2]; LBMA[3]; RJC[4]
Argor-Heraeus SA	CFSP; LBMA
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[1] Verified smelters are those listed by the EICC.
[2] Conflict-Free Smelter Program (CFSP).
[3] London Bullion Market Association (LBMA).
[4] Responsible Jewellery Council (RJC).

Asahi Pretec Corporation	CFSP; LBMA
Asaka Riken Co Ltd	Unknown
Caridad	Unknown
Chugai Mining	Unknown
Codelco	Unknown
Daejin Indus Co. Ltd	Unknown
DaeryongENC	Unknown
Do Sung Corporation	Unknown
Dowa	CFSP
FSE Novosibirsk Refinery	Unknown
Heraeus Ltd Hong Kong	CFSP; LBMA
Heraeus Precious Metals GmbH & Co. KG	CFSP; LBMA
Hwasung CJ Co. Ltd	Unknown
Ishifuku Metal Industry Co., Ltd.	CFSP; LBMA
Johnson Matthey Inc	CFSP; LBMA
Johnson Matthey Limited	CFSP
JX Nippon Mining & Metals Co., Ltd	CFSP; LBMA
Kojima Chemicals Co. Ltd	CFSP
Korea Metal Co. Ltd	Unknown
LS-Nikko Copper Inc	CFSP; LBMA
Materion	CFSP
Matsuda Sangyo Co. Ltd	CFSP; LBMA
Metalor Technologies (Hong Kong) Ltd	CFSP; LBMA; RJC
Metalor Technologies SA	CFSP; LBMA; RJC
Metalor USA Refining Corporation	CFSP; LBMA; RJC
Mitsubishi Materials Corporation	CFSP; LBMA
Mitsui Mining and Smelting Co., Ltd.	CFSP; LBMA
Navoi Mining and Metallurgical Combinat	LBMA
Nihon Material Co. LTD	CFSP; LBMA
Ohio Precious Metals LLC.	CFSP; LBMA
Pan Pacific Copper Co. LTD	Unknown
Rand Refinery (Pty) Ltd	CFSP; LBMA
Royal Canadian Mint	CFSP; LBMA
Sabin Metal Corp.	Unknown
SAMWON METALS Corp.	Unknown
SEMPSA Joyeria Plateria SA	CFSP; LBMA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	LBMA
So Accurate Group, Inc.	Unknown
Solar Applied Materials Technology Corp.	CFSP; LBMA
Sumitomo Metal Mining Co. Ltd.	CFSP; LBMA
Tanaka Kikinzoku Kogyo K.K.	CFSP; LBMA
The Great Wall Gold and Silver Refinery of China	Unknown
The Refinery of Shandong Gold Mining Co. Ltd	LBMA
Tokuriki Honten Co. Ltd	CFSP; LBMA
Torecom	Unknown
Umicore SA Business Unit Precious Metals Refining	CFSP; LBMA

United Precious Metal Refining, Inc.	CFSP
Western Australian Mint trading as The Perth Mint	CFSP; LBMA
Xstrata Canada Corporation	LBMA, CFSP
Yokohama Metal Co Ltd	Unknown
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA
Tin
CNMC (Guangxi) PGMA Co. Ltd.	Unknown
Cookson	CFSP
Cooper Santa	Unknown
Cooperativa dos Fundidores de Cassiterita da Amazonia - CFC da Amazonia	Unknown
CV Duta Putra Bangka	Unknown
CV JusTindo	Unknown
CV Makmur Jaya	Unknown
CV Nurjanah	Unknown
CV Prima Timah Utama	Unknown
CV Serumpun Sebalai	Unknown
CV United Smelting	Unknown
EM Vinto	Unknown
Fenix Metals	Unknown
Geiju Non-Ferrous Metal Processing Co. Ltd.	CFSP
Gejiu Zi-Li	Unknown
Gold Bell Group	Unknown
Jiangxi Nanshan	Unknown
Kovohutì Pøíbram	Unknown
Liuzhou China Tin	Unknown
Malaysia Smelting Corporation (MSC)	CFSP
Metallo Chimique	Unknown
Mineração Taboca S.A.	CFSP
Minmetals Ganzhou Tin Co. Ltd.	Unknown
Minsur	CFSP
Mitsubishi Materials Corporation	CFSP; LBMA
Novosibirsk Integrated Tin Works	Unknown
OMSA	CFSP
PT Alam Lestari Kencana	Unknown
PT Aneka Tambang (Persero) Tbk	LBMA
PT Artha Cipta Langgeng	Unknown
PT Babel Inti Perkasa	Unknown
PT Babel Surya Alam Lestari	Unknown
PT Bangka Kudai Tin	Unknown
PT Bangka Putra Karya	Unknown

PT Bangka Timah Utama Sejahtera	Unknown
PT Belitung Industri Sejahtera	Unknown
PT BilliTin Makmur Lestari	Unknown
PT Bukit Timah	CFSP
PT DS Jaya Abadi	Unknown
PT Eunindo Usaha Mandiri	Unknown
PT Fang Di MulTindo	Unknown
PT HP Metals Indonesia	Unknown
PT Koba Tin	Unknown
PT Mitra Stania Prima	Unknown
PT Refined Banka Tin	Unknown
PT Sariwiguna Binasentosa	Unknown
PT Stanindo Inti Perkasa	Unknown
PT Sumber Jaya Indah	Unknown
PT Tambang Timah	CFSP
PT Timah	CFSP
PT Timah Nusantara	Unknown
PT Tinindo Inter Nusa	Unknown
PT Yinchendo Mining Industry	Unknown
Thaisarco	CFSP
White Solder Metalurgia	CFSP
Yunnan Chengfeng	Unknown
Yunnan Tin Company Limited	CFSP
Tungsten
A.L.M.T. Corp.	TI-CMC[5]
Chaozhou Xianglu Tungsten Industry Co Ltd	Unknown
Chongyi Zhangyuan Tungsten Co Ltd	Unknown
Ganzhou Grand Sea W & Mo Group Co Ltd	Unknown
Global Tungsten & Powders Corp	TI-CMC
HC Starck GmbH	TI-CMC
Hunan Chenzhou Mining Group Co	TI-CMC
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Unknown
Japan New Metals Co Ltd	Unknown
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Unknown
Jiangxi Tungsten Industry Group Co Ltd	Unknown
Minmetals Ganzhou Tin Co. Ltd.	Unknown
Tejing (Vietnam) Tungsten Co Ltd	TI-CMC
Wolfram Bergbau und Hütten AG	TI-CMC
Wolfram Company CJSC	TI-CMC
Xiamen Tungsten Co Ltd	TI-CMC
Zhuzhou Cemented Carbide Group Co Ltd	Unknown
___________________
[5] Tungsten Industry - Conflict Minerals Council (TI-CMC).

Tantalum
Exotech Inc.	CFSP
F&X	CFSP
Global Advanced Metals	CFSP
H.C. Starck GmbH	CFSP
JiuJiang JinXin Nonferrous Metals Co. Ltd.	CFSP
Mitsui Mining & Smelting	CFSP
Ningxia Orient Tantalum Industry Co., Ltd.	CFSP
Plansee	CFSP
Solikamsk Metal Works	CFSP
Taki Chemicals	CFSP
Ulba	CFSP
Zhuzhou Cement Carbide	CFSP

Countries of Origin for these SORs are believed to include:
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Egypt, Ethiopia, Hong Kong, Indonesia, Japan, Kazakhstan, Laos, Malaysia, Mexico, Mozambique, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Russia, Rwanda, South Africa, South Korea, Spain, Switzerland, Taiwan, Thailand, United Kingdom, United States, Uzbekistan, Zambia

3.    Design of Due Diligence Measures

The Company’s due diligence process is based on the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements (the “OECD Guidance”).6 It is important to note that the OECD Guidance was written for both upstream7 and downstream8 companies in the supply chain. As Tractor Supply Company is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

4.    Due Diligence Measures Implemented

Due diligence measures undertaken by the Company included the following:

•	Adopt a conflict minerals policy. The Company’s conflict minerals policy is publicly available at http://www.tractorsupply.com/content_stewardship_conflict-minerals-policy.html.
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6 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013;
http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.
7 Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.
8 Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

◦
We support the Dodd-Frank Act’s goal of preventing armed groups in the covered countries from benefiting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, and we expect that our suppliers are likewise committed to responsible sourcing. We also support greater transparency with regard to the supply chain, in particular the sourcing of Conflict Minerals.

•	Assemble an internal team to support supply chain due diligence.

◦	The Company assembled a cross functional team to assist with Conflict Mineral requirements.

◦
This team was used to establish a conflict minerals policy, identify & approve third-party information management systems, identify & gather vendors involved and reviewing and approving the Specialized Disclosure (SD) & Conflict Minerals Reporting.

•	Establish a system of controls and transparency over the mineral supply chain.

◦
To provide better transparency within the Company’s mineral supply chains and to facilitate communication of policies and expectations, the Company engaged with a third-party information management service provider to complement internal management processes.

•	Implement internal measures taken to strengthen Company engagement with suppliers.

◦	To ensure the Company has the support of its vendors, the Company has an escalation path to help strengthen the Company engagement with the suppliers.

•	Establish a company-level, or industry-wide, grievance mechanism.

◦	The Company has multiple longstanding grievance mechanisms whereby whistleblowers, employees and suppliers can report violations of the Company’s policies.

•	Identify the SORs in the supply chain.

◦	The Company’s Tier 1 suppliers were engaged to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to the Company.

◦	Information was collected and stored using an online platform provided by a third party vendor.

◦
The process utilized the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (EICC-GeSI Template) for data collection.

◦
Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG Minerals, as well as the origin of those materials.

•
Engage with SORs to obtain mine of origin and transit routes and assessed whether SORs carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas.

◦
Verified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain-of-Custody Certification.

◦
If the SOR was not certified by an internationally-recognized scheme, the Company’s third party vendor attempted to contact the SOR up to three times to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs take to track the chain-of-custody on the source of its mineral ores. Relevant information requested included whether the SOR had a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation.

•	Design and implement a strategy to respond to supply chain risks.

◦	When a risk is identified in the supply chain, the Company will engage its direct supplier and develop a timeframe in which the risk can be mitigated.

•	Report risk management findings to senior management.

◦	Any findings that are not in-line with the Company’s conflict mineral policy will be reported to senior management immediately.

•	Devise, adopt and implement a risk management plan, monitor and track risk mitigation, report to senior management and evaluate supplier relationships.

◦	The objective of the Company’s risk management plan is to evaluate and respond to identified risks in order to prevent or mitigate adverse impacts.

◦	The Company will consider, and where necessary, take steps to build leverage over the upstream suppliers who can most effectively prevent or mitigate the identified risk.

◦	The Company’s reaction to the information provided by the third party vendor depends on the relationship and leverage the Company has with that supplier.

◦
Wherever possible, the Company will work with its suppliers and express its concerns about providing revenue to armed groups within the Covered Countries and work with the suppliers to achieve conflict-free status.

•	Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances.

◦	The Company’s third party vendor includes an online platform for storing and managing conflict minerals information.

◦
By participating in this system, which contains information about the Company’s own supply chains and the supply chains of other companies, the Company can benefit from additional intelligence obtained from other companies supply chains, which creates a more comprehensive and robust risk assessment.

•	Report annually on supply chain due diligence.

◦
The Company publicly reports on due diligence for responsible supply chains from conflict-affected and high-risk areas in order to generate public confidence in the measures the Company is taking and pursuant to Rule 13p-1. In this regard, Form SD and its accompanying CMR are filed with the Securities and Exchange Commission annually and publicly available at TractorSupply.com.

5.    Product Determination
After exercising the due diligence described above, the Company determined that it does not have sufficient information from its suppliers or other sources to reasonably conclude whether or not the 3TG Minerals in its Covered Products are from recycled or scrap sources or whether or not such 3TG Minerals directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or an adjoining country.

6.    Steps to Improve Due Diligence
The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary 3TG Minerals contained in the Company’s Covered Products benefit armed groups in the Democratic Republic of the Congo or an adjoining country:

•	Continue to assess the presence of 3TG Minerals in its supply chain;

•	Clearly communicate expectations with regard to supplier performance, transparency and sourcing;

•	Increase the response rate in the RCOI process;

•	Continue to compare RCOI results to information collected via independent “conflict-free” smelter validation programs such as the EICC/GeSI Conflict Free Smelter program;

•	Engage with smelters and refiners to encourage having verifiable “conflict-free” sources; and

•	Continue to engage in industry initiatives encouraging “conflict-free” supply chains.